UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2016

Premier, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36092	35-2477140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

(704) 357-0022

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, pursuant to the Exchange Agreement, entered into as of September 25, 2013 and effective as of October 1, 2013 by and among Premier, Inc. (the “Company”), Premier Healthcare Alliance, LP (f/k/a Premier Purchasing Partners, L.P.) (“Premier LP”) and its limited partners (the “Exchange Agreement”), commencing on October 31, 2014, and during each year thereafter, each limited partner will generally have the cumulative right to exchange, on a quarterly basis, a portion of its Premier LP Class B common units (“Class B Units”) for shares of the Company’s Class A common stock (“Class A Stock”), cash or a combination of both, the form of consideration to be at the discretion of the audit and compliance committee of the Company’s board of directors (the “Audit Committee”). In connection with the October 31, 2016 quarterly exchange date, the Audit Committee determined to settle all exchanged Class B Units for a combination of cash and shares of the Company’s Class A Stock. For each Class B Unit that is exchanged pursuant to the Exchange Agreement, the limited partner will also surrender one corresponding share of the Company’s Class B common stock (“Class B Stock”), which will automatically be retired.

On or about October 31, 2016, in connection with the ninth quarterly exchange date under the Exchange Agreement, (i) 3,033,041 Class B Units were exchanged for an aggregate of approximately $100.0 million in cash (which represents a price of $32.97 per unit, based on the Fair Market Value of a share of Class A Stock, as defined in the Exchange Agreement), and (ii) 2,014,487 Class B Units were exchanged for a like number of newly issued shares of Class A Stock. Under the Exchange Agreement, Fair Market Value is calculated as the average of the closing prices of a share of Class A Stock over the 20 trading days ending three days prior to the August 11, 2016 deadline for members to exercise their right to exchange Class B Units in the October 31, 2016 exchange. The Company used cash and Class A Stock to settle the exchange of Class B Units on a pro rata basis based upon the number of Class B Units each member exchanged in the October 31, 2016 exchange. The Company used approximately $50.0 million of available cash on hand and $50.0 million of borrowings under its long-term credit facility to fund the cash portion of the Class B Unit exchange. Upon completion of the exchange, (i) 5,047,528 shares of the Company’s Class B Stock were retired and are no longer outstanding and (ii) 3,033,041 Class B Units that were exchanged for cash were converted to an equal number of Class A common units of Premier LP and retired and are no longer outstanding. No additional consideration was paid in connection with the exchange. The shares of Class A Stock were issued in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that no public offering was made.

For additional information regarding the Exchange Agreement, see “Note 2—Initial Public Offering and Reorganization—Reorganization—Exchange Agreement” to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed with the Securities Exchange Commission on August 26, 2016. A copy of the Exchange Agreement is filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on October 7, 2013.

Item 8.01	Other Items.

The information set forth above under Item 3.02 of this Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

By:	/s/ Susan D. DeVore
	Name:	Susan D. DeVore
	Title:	Chief Executive Officer and President

Date: October 31, 2016